                                   EXHIBIT 12



Intercargo Corporation and Subsidiaries
Statement Regarding Computation of Ratios

The Combined Ratio, as Computed on a GAAP basis, is the ratio of total underwriting expenses to insurance premium income. (1995 and prior exclude U.K. and Hong Kong)


SURETY


            Year                 Total               Insurance              Combined
           Ended              Underwriting            Premium                 Ratio
          Dec. 31               Expenses               Income                   %
-------------------------------------------------------------------------------------
             1998                $15,133              $17,398                  87.0
             1997                 16,866               17,947                  94.0
             1996                 21,632               25,846                  83.7
             1995                 20,631               24,700                  83.5
             1994                 18,507               23,019                  80.4



MARINE

            Year                 Total               Insurance              Combined
           Ended              Underwriting            Premium                 Ratio
          Dec. 31               Expenses               Income                   %
-------------------------------------------------------------------------------------
             1998                $32,213              $25,791                 124.9
             1997                 31,505               27,906                 112.9
             1996                 30,295               26,932                 112.5
             1995                 25,942               20,808                 124.7
             1994                 17,125               14,996                 114.2



PROFESSIONAL LIABILITY

            Year                 Total               Insurance              Combined
           Ended              Underwriting            Premium                 Ratio
          Dec. 31               Expenses               Income                   %
 ------------------------------------------------------------------------------------
             1998                 $5,679               $2,674                 212.4
             1997                  5,585                3,206                 174.2
             1996                  3,959                2,644                 149.7
             1995                  4,920                3,069                 160.3
             1994                  4,645                2,377                 195.4

OTHER PROPERTY & CASUALTY

            Year                 Total               Insurance              Combined
           Ended              Underwriting            Premium                 Ratio
          Dec. 31               Expenses               Income                   %
 ------------------------------------------------------------------------------------
             1998                 $8,841               $6,601                 133.9
             1997                 10,869                8,351                 130.2
             1996                  7,534                5,631                 133.8
             1995                  8,073                5,498                 146.8
             1994                  3,573                3,362                 106.3



TOTAL SURETY, MARINE, PROFESSIONAL LIABILITY AND
OTHER PROPERTY & CASUALTY

            Year                 Total               Insurance              Combined
           Ended              Underwriting            Premium                 Ratio
          Dec. 31               Expenses               Income                   %
 ------------------------------------------------------------------------------------
             1998                $61,866              $52,464                 117.9
             1997                 64,825               57,410                 112.9
             1996                 63,420               61,053                 103.9
             1995                 59,566               54,075                 110.2
             1994                 43,850               43,754                 100.2